UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 28, 2015

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 East Foothill Blvd. Pasadena, CA 91107	(626) 765-2000
(Address of Principal Executive Offices)	(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submissions of Matters to a Vote of Security Holders.
On May 28, 2015, Green Dot Corporation (the “Registrant”) held its Annual Meeting. At the Annual Meeting, the stockholders voted on the following two proposals and cast their votes as follows:

1.
To elect three Class II directors, each to serve for a three-year term expiring at the 2018 Annual Meeting of Stockholders and until such director's successor is duly elected and qualified or until such director's earlier resignation or removal:

Nominee	For	Withhold	Broker Non-Votes
Kenneth C. Aldrich	23,350,651	10,553,952	5,938,272
Glinda Bridgforth Hodges	31,891,272	2,013,331	5,938,272
George T. Shaheen	23,547,732	10,356,871	5,938,272

2.	To ratify the appointment of Ernst & Young LLP as the Registrant's independent registered public accounting firm for the year ending December 31, 2015:

For	Against	Abstain	Broker Non-Votes
39,266,464	359,808	216,603	—
Each of the directors named under Proposal No. 1 was elected.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ John C. Ricci
John C. Ricci
General Counsel
Date: June 2, 2015